EXHIBIT 99.4

REQUEST FOR WAIVER
OMEGA HEALTHCARE INVESTORS, INC.
DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

To:	Omega Healthcare Investors, Inc.
	Attn: Chief Financial Officer	Telephone:	(410) 427-1700
	9690 Deereco Road	Facsimile:	(410) 427-8822
Timonium, MD 21093
Subject: Dividend Reinvestment & Common Stock Purchase Plan

Pricing Period: _______________________________
Investment Date: ______________________________

This form is to be used only by participants in the Omega Healthcare Investors, Inc. Dividend Reinvestment and Common Stock Purchase Plan (the “Plan”) who are requesting authorization from Omega Healthcare Investors, Inc. (the “Company”) to make an optional cash investment under the Plan in excess of the $6,250 monthly maximum limit.

A new form must be completed each month the Participant wishes to make an optional cash investment in excess of the $6,250 monthly maximum limit. This form will not be considered for acceptance by the Company unless it is completed in its entirety. The Company, in its sole discretion, may approve requests for waiver of the $6,250 monthly maximum limit for optional cash investments.

The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) the Participant has received and read a current copy of the Prospectus relating to the Plan; (iii) the Participant agrees to the terms and conditions of such Plan; (iv) the optional cash investment is being made by and on behalf of the Participant for the Participant’s own account; and (v) the Participant shall submit a copy of this Request for Waiver (approved by the Company) to Computershare Trust Company, N.A. (“Computershare”), the administrator of the Plan, via facsimile at (201) 222-4758, at the same time an enrollment form (if required) and the optional cash purchase are submitted by the Participant.

GOOD FUNDS ON ALL ACCEPTED REQUESTS FOR WAIVER MUST BE RECEIVED BY THE PLAN ADMINISTRATOR NO LATER THAN 2:00 P.M EASTERN TIME ON THE BUSINESS DAY PRIOR TO THE FIRST DAY THE RELEVANT PRICING PERIOD IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE RELEVANT INVESTMENT DATE.

●	REQUEST FOR WAIVER - To be completed by the Participant (please print except for signature):

Participant’s Name		U.S. Taxpayer I.D. or Social Security Number(s)

Participant’s Signature	Date	Address

Print name as it should appear in stock records		City	State	Zip

$
Optional Cash Investment Amount Requested		Phone Number

Contact Person		Facsimile Number

Shares acquired through the Plan will be held in an account with Computershare unless otherwise instructed below. If you do not have an existing Plan account, one will be established for you.

☐   Hold all shares in my Plan account. Existing Account Number (if applicable): _____________________________

☐  Issue certificate for full shares.

☐  DWAC full shares to DTC # _______________.

    If requesting to DWAC shares, please include an additional $100 fee per DWAC in your payment.

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REQUEST FOR WAIVER

OMEGA HEALTHCARE INVESTORS, INC.
DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN

Please select the manner of payment below:

☐  By Wire Transfer

Wire Instructions:

Financial Institution:	Harris Trust and Savings Bank
Bank ABA #:	071-000-288
Bank Account Name:	CSSI –Partition Payment
Bank Account Number:	226-527-0
Reference:	Waiver funds for Omega Healthcare Investors, Inc., Attn: Investment Services

☐  By Check

Overnight Mailing Instructions:

Computershare
Attn: Frank Tirabasso, 3rd Floor Suite 4675
525 Washington Blvd
Jersey City, New Jersey 07310
(201) 222-4505

In the event that the threshold price is not satisfied or there are no trades reported for one or more days in the Pricing Period, the following information will be used to return the applicable portion of your optional cash investment as soon as practicable after the Pricing Period.

Participant’s Name	Name of Financial Institution

Bank ABA/Routing Number	Bank Account Name

Bank Account Number	Reference

●	APPROVAL SECTION - To be completed by Omega Healthcare Investors, Inc.:

Pricing Period:	____________________________________________		☐ Waiver Approved	☐ Waiver Not Approved

Discount Rate*:	___________________________________________	%	Threshold Price (per share): $	__________________________________________

(* Please note that the discount is applied after the final investment price is determined)

Approved Optional Cash Investment Amount:	$	________________________________________________________________

Omega Healthcare Investors, Inc.:

Signature and Title	Date